EXHIBIT 99.1


                   ON2 TECHNOLOGIES ANNOUNCES Q1 2005 RESULTS


NEW YORK (APRIL 21, 2005). On2 Technologies, Inc. (AMEX:ONT) today announced its financial results for the first quarter of 2005. Revenue for the three months ended March 31, 2005 was $353,000, a 41% decrease from first quarter 2004 revenue and a 246% increase from fourth quarter 2004 revenue.

The company's net loss for the first quarter of 2005 was $1,302,000, an increase of 80% over the $723,000 net loss recorded in the first quarter of 2004.

Operating expenses for the first quarter of 2005 were $1,455,000, an increase of 17% over 2004 first quarter operating expenses of $1,243,000. Total expenses for the first quarter of 2005 were $1,678,000, which included $212,000 in net loss on the Powerlinx (PWLX.OB) stock the company holds.

The Company had cash and cash equivalents of $8,007,000 as of March 31, 2005.

Notable company news from the first quarter was:

     o On2's announcement that its On2 TrueMotion video will be the new video compression for future versions of Macromedia Flash

     o Entry into an agreement to purchase the Flix line of video compression software from Wildform, Inc. On2 stated that this expected purchase would accelerate its entrance into the Flash video encoding business. The company also indicated that the Flix product line was profitable and that the Flix deal was expected to be immediately accretive

     o A new release of the TrueMotion Streaming Java Applet that has a file size of less than 50K

     o An initiative with Mirror Image Internet to market the TrueMotion Streaming Java Applet player through Mirror Image's large content delivery network and enable the two companies to target large web advertisers who use video in their marketing

     o The licensing of VP7 to a number of On2 existing customers including XM Satellite Radio and Vividas

     o The addition of two senior and highly-skilled sales managers, Dan Scherer, SVP of Global Sales for DSPs and Devices, and Mike Savello, SVP of Global Sales for PC Platforms

     o Our entry into the VOIP video market, which the company believes will be a significant business over the next one to two years

"While first quarter revenue was disappointing, we are encouraged by our continued success at signing license agreements that have the potential to generate future recurring revenue, either from royalties or from sales of encoding products. One example is our relationship with Macromedia, which is expected to give us unprecedented distribution on a scale that could surpass Windows Media or RealNetworks. We are very excited about the opportunity to market encoders to this market, which includes the existing community of more than one million Flash developers and designers," said Douglas A. McIntyre, On2's Chairman, President and Chief Executive Officer. "We have taken a strong initial step to capitalize on that opportunity by entering into the agreement to purchase the Flix software product line, which is one of the premier Flash encoding products. Flash video and Java are the "playerless" video delivery platforms that we believe will dominate video distribution going forward. With our close association with Flash video and the TrueMotion Streaming Java Applet
1.2 release, we are at the center of the playerless video initiative," Mr. McIntyre concluded.

On2 will host a live webcast and conference call regarding its first quarter 2005 financial results today (April 21) at 5:00 p.m. EST.

To access the webcast, please use the following:

http://www.vcall.com/CEPage.asp?ID=91497

Dial-in information is as follows:

   Participant Dial-In - Toll-Free: 877-407-9210
   Playback (Digital Replay) Dial-In - Toll-Free DIRECT: 877-660-6853 Playback Account # *Required for Playback Access: 286
   Playback Conference ID # *Required for Playback Access: 148361 Playback Available Until: 4.22.2005 at 11:59 PM

The earnings release and related financial information to be discussed during the conference call will be available on the company's website at: http://www.on2.com/releases.

ABOUT ON2 TECHNOLOGIES, INC., THE DUCK CORPORATION

On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen, On2 Video compression and streaming technologies. On2 Video codecs are used extensively in the video-on-demand, videoconferencing, Internet media, surveillance, and store-and-play markets. They operate with On2's own TrueCast Server and Player software, as well as third-party player and server products. On2's software is used by such leading companies as Sony, XM Satellite Radio, NTT, AOL, BBC, ABC News, Nullsoft, SeaChange International, and Macromedia. The On2 Video decoder has an installation base of millions through its inclusion in AOL 9 Media Player, Winamp 5, Viewpoint Media Player, and others. On2 licenses its software for use in set-top boxes, consumer electronics devices and wireless applications and offers high-level video encoding, customized technical support, and consulting/integration services. Located in New York City, the company has an office in Clifton Park, NY, and operations in Cambridge, UK. To contact On2 write to sales@on2.com or visit http://www.on2.com.

FOR MORE INFORMATION, CONTACT ON2:

Tim Reusing
(646) 292-3533


This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the potential for recurring revenue and the potential distribution relating to our relationship with Macromedia. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

                             ON2 TECHNOLOGIES, INC.
                      Condensed Consolidated Balance Sheets


                        ASSETS                          March 31,   December 31,
                                                          2005          2004
                                                       ----------    ----------
                                                      (unaudited)
Current assets:
Cash and cash equivalents                              $8,007,000    $5,418,000
Marketable equity securities                              233,000    $  445,000
Accounts receivable                                       361,000       249,000
Prepaid expenses and other current assets                 171,000       156,000
                                                       ----------    ----------

Total current assets                                    8,772,000     6,268,000

Property and equipment, net                               120,000        87,000
Other assets                                               53,000        80,000
                                                       ----------    ----------

Total assets                                           $8,945,000    $6,435,000
                                                       ==========    ==========

         LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses                  $  288,000    $  570,000
Deferred revenue                                          146,000       153,000
Term-loan                                                  62,000
Capital lease obligation                                   18,000        17,000
                                                       ----------    ----------

Total current liabilities                                 452,000       802,000

Capital lease obligation, excluding current portion        21,000        26,000
Convertible debentures                                    333,000       330,000
                                                       ----------    ----------
Total liabilities                                         806,000     1,158,000


Stockholders' equity                                    8,139,000     5,277,000
                                                       ----------    ----------

Total liabilities and stockholders' equity             $8,945,000    $6,435,000
                                                       ==========    ==========

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                             ON2 TECHNOLOGIES, INC.
            Unaudited Condensed Consolidated Statements of Operations

                                                                         Three months ended March 31,
                                                                   ------------------------------------------
                                                                         2005                    2004
                                                                   ------------------      ------------------

Revenue                                                                    $ 353,000               $ 594,000

Operating expenses:
  Cost of revenue (1)                                                        369,000                 342,000
  Research and development (2)                                               258,000                 242,000
  Sales and marketing (2)                                                    111,000                 110,000
  General and administrative (2)                                             717,000                 471,000
  Equity-based compensation:
     Research and development                                                                          8,000
     Sales and marketing                                                                               3,000
     General and administrative                                                                       67,000
                                                                   ------------------      ------------------

Total operating expenses                                                   1,455,000               1,243,000
                                                                   ------------------      ------------------

Loss from operations                                                      (1,102,000)               (649,000)

Interest and other (expense) income, net                                    (200,000)                (73,000)
                                                                   ------------------      ------------------

Loss before provision for income taxes                                    (1,302,000)               (722,000)

Provision for income taxes                                                                             1,000
                                                                   ------------------      ------------------

Net loss                                                                $ (1,302,000)             $ (723,000)

Convertible preferred stock deemed dividend                                  180,000
Convertible preferred stock 8% dividend                                       81,000
Accretion of costs associated with the Series D Preferred Stock               21,000
                                                                   ------------------      ------------------

Net loss attributable to common stockholders                            $ (1,584,000)             $ (723,000)

Basic and diluted net loss per common share                                  $ (0.02)                $ (0.01)
                                                                   ==================      ==================

Weighted average basic and diluted
  common shares outstanding                                               85,755,000              74,619,000
                                                                   ==================      ==================


(1) Includes equity-based compensation of $17,000 for the three months ended March 31, 2004
(2)  Excludes equity-based compensation, which is presented separately